Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 No. 333-107537 pertaining to the Orthofix International N.V. Staff Share Option Plan and Orthofix Inc. Employee Stock Purchase Plan;

(2)	Form S-8 Nos. 333-5932 and 333-68700 pertaining to the Orthofix International N.V. Staff Share Option Plan;

(3)	Form S-8 Nos. 33-96172 and 33-50900 pertaining to the Orthofix International N.V. Staff Share Option Plan;

(4)	Form S-8 No. 333-145661 pertaining to the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan;

(5)	Form S-8 No. 333-123353 pertaining to the Orthofix International N.V. 2004 Long-Term Incentive Plan;

(6)	Form S-8 No. 333-153389 pertaining to the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan and the Orthofix International N.V. Amended and Restated Stock Purchase Plan;

(7)	Form S-8 No. 333-155358 pertaining to the Stock Options Granted Pursuant to Inducement Grant Nonqualified Stock Option Agreement between Orthofix International N.V. and Robert S. Vaters;

(8)	Form S-8 No. 333-166510 pertaining to the Orthofix International N.V. Amended and Restated Stock Purchase Plan;

(9)	Form S-8 No. 333-172697 pertaining to the Orthofix International N.V. Amended and Restated Stock Purchase Plan;

(10)	Form S-8 No. 333-181179 pertaining to the Stock Options Granted Pursuant to Inducement Grant Nonqualified Stock Option Agreement between Orthofix International N.V. and Vicente Trelles; and

(11)	Form S-8 No. 333-182952 pertaining to the Orthofix International N.V. 2012 Long-Term Incentive Plan.

of our reports dated March 1, 2013, except for Notes 2, 17, and 24 as to which the date is March 24, 2014, with respect to the consolidated financial statements and schedules of Orthofix International N.V. and the effectiveness of internal control over financial reporting of Orthofix International N.V. included in this Annual Report (Form 10-K/A) of Orthofix International N.V. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Dallas, Texas

March 24, 2014